SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 29, 2016

SECURITY NATIONAL FINANCIAL CORPORATION
(Exact name of registrant as specified in this Charter)

Utah	000-09341	87-0345941
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5300 South 360 West, Salt Lake City, Utah	84123
(Address of principal executive offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code:  (801) 264-1060

Does Not Apply
(Former name or former address, if changed since last report)

Item 1.01.   Other Events

Federal Judge Orders Entry of Judgment in Favor of SecurityNational Mortgage Company Against
Lehman Brothers Bank and Aurora Loan Services

On November 29, 2016, Judge David Nuffer of the United States District Court for the District of Utah entered a judgment in favor of SecurityNational Mortgage Company ("SecurityNational Mortgage"), a wholly owned subsidiary of Security National Financial Corporation, jointly and severally against Lehman Brothers Bank, FSB ("Lehman Bank") and Aurora Loan Services LLC ("Aurora Loan Services"). The amount of the judgment is $3,892,974 principal, plus interest in the principal amount of 9% per annum, which through May 31, 2014, is $1,674,240; plus interest for each day after May 31, 2014, until judgment at the rate of $960 per diem; and post-judgment interest on the total amount of principal and interest at the rate specified in 28 U.S.C. § 1961.

By way of background, on May 11, 2011, SecurityNational Mortgage filed a complaint against Lehman Bank and Aurora Loan Services in the United States District Court for the District of Utah, which was assigned to Judge Nuffer. The allegations in the complaint include breach of the indemnification agreement among SecurityNational Mortgage, Lehman Bank and Aurora Loan Services. SecurityNational Mortgage claimed it was entitled to a judgment of approximately $4,000,000 against Lehman Bank, as well as Aurora Loan Services to the extent of its involvement, for payments which should not have been taken from a certain reserve account.

On December 24, 2014, Judge Nuffer issued an amended order granting SecurityNational Mortgage's motion for summary judgment against Lehman Bank and Aurora Loan Services for $3,892,974, plus prejudgment interest at 9% per annum. The total amount of prejudgment interest awarded was $1,674,240 through May 31, 2014, with a per diem of $960 for each day after May 31, 2014 until final judgment. The court also indicated that further replenishment of the reserve account under the Indemnification Agreement appeared to be barred by a waiver, but that this issue had not been briefed.

Additionally, the court stated that the offset that Lehman Bank and Aurora Loan Services pled as an affirmative defense had not yet been adjudicated by the court. SecurityNational Mortgage asserted that Lehman Bank and Aurora Loan Services had no rights to a replenishment of the Indemnification Agreement reserve account, or for any offset. On March 30, 2015, SecurityNational Mortgage filed a response in opposition to the partial summary judgment motion of Lehman Bank and Aurora Loan Services concerning the reserve account replenishment and offset; SecurityNational Mortgage also filed its own partial summary judgment motion on the same issues.

On October 24, 2016, Judge Nuffer issued a memorandum decision and order denying Lehman Bank's and Aurora Loan Service's motion for partial summary judgment on the affirmative defense of offset, and replenishment against the prior order in favor of SecurityNational Mortgage that Judge Nuffer issued on December 24, 2014, and granting SecurityNational Mortgage's motion for partial summary judgment in opposition to Lehman Bank's and Aurora Loan Service's motion for offset and replenishment.

On November 29, 2016, Judge David Nuffer issued a judgment in favor of SecurityNational Mortgage jointly and severally against Lehman Bank and Aurora Loan Services. The amount of the judgment is set forth above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SECURITY NATIONAL FINANCIAL CORPORATION
(Registrant)

Date: December 2, 2016	By:	/s/ Scott M. Quist
Scott M. Quist, Chairman, President
and Chief Executive Officer